Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

Fax:404-881-7777

www.alston.com

July 17, 2009

FARO Technologies, Inc.

250 Technology Park Drive

Lake Mary, FL 32746

Re:	Form S-8 Registration Statement

FARO Technologies, Inc. 2009 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for FARO Technologies, Inc., a Florida corporation (the “Company”), in connection with the referenced Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register (1) 1,720,000 shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), which may be issued under the FARO Technologies, Inc. 2009 Equity Incentive Plan (the “2009 Plan”), (2) 100,072 shares of Common Stock which remained available for issuance under the FARO Technologies, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) as of July 17, 2009 and which are now available for issuance under the 2009 Plan, and (3) up to 1,158,321 additional shares which are presently subject to awards outstanding under the 2004 Plan but which will become available for grant under the 2009 Plan to the extent such 2004 Plan awards terminate or expire unexercised or are cancelled, forfeited, or lapse for any reason (collectively, the “Plan Shares”). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have examined the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors, or committees thereof, and of the shareholders of the Company deemed by us to be relevant to this opinion letter, the 2009 Plan, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent

FARO Technologies, Inc.

July 17, 2009

expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based upon the foregoing, it is our opinion that the Plan Shares covered by the Registration Statement, when issued in accordance with the terms and conditions of the 2009 Plan, will be validly issued, fully paid and nonassessable.

The opinion set forth herein is limited to the Florida Business Corporation Act and reported judicial decisions interpreting such Business Corporation Act, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

ALSTON & BIRD LLP

By:	/s/ David C. Lowance, Jr.
David C. Lowance, Jr., A Partner